Exhibit 99.2

HIVE DIGITAL TECHNOLOGIES TO ACQUIRE 32 MW DATA CENTER IN BODEN, DEEPENING AN EIGHT-YEAR COMMUNITY PARTNERSHIP IN NORTHERN SWEDEN

18 Jun 2026

HIVE Digital Technologies to Acquire 32 MW Data Center in Boden, Deepening an Eight-Year Community Partnership in Northern Sweden

This news release constitutes a "designated news release" for the purposes of the Company's amended and restated prospectus supplement dated June 16, 2026 to its short form base shelf prospectus dated October 31, 2025.

San Antonio, TX, June 18, 2026 - HIVE Digital Technologies Ltd. (TSX: HIVE) (Nasdaq: HIVE) (FSE: YO0.F) (BVC: HIVECO) (referred to as the "Company" or "HIVE"), a global leader in sustainable digital infrastructure and AI compute, today announced that the Boden Municipal Council has approved the Company's acquisition of the Big Boden 32 MW data center from Bodens Utvecklings AB, the facility that has anchored HIVE's Swedish operations since 2018.

With this approval, HIVE transitions from tenant to owner, securing full authority over the site's future and converting nearly a decade of community partnership into permanent commitment.

Built in Boden: Eight Years of Local Investment

Over eight years, HIVE has invested more than 960 million SEK (approximately $100 million USD) in the Boden region through local contractors and renewable energy procurement, and has paid more than 575 million SEK (over $60 million USD) in taxes to the Swedish Tax Authority.

HIVE is a long-standing sponsor of the Boden Hockey League, supporting 12 youth teams and the club's newly established women's teams, and is the naming partner of HIVE Arena. The Company continues to work alongside Boden Municipality and Research Institute of Sweden ("RISE") to explore recovering heat generated by the data center for broader community use, a model that transforms energy infrastructure into a civic asset.

"We chose Boden in 2018 because the municipality understood, before most did, what sustainable digital infrastructure could look like," said Johanna Thörnblad, Country Site President, Sweden. "This acquisition is HIVE's clearest signal yet that Sweden is part of our long-term global strategy to build sovereign AI compute."

"This is an investment in Boden's future," said Béatrice Öman, Mayor of Boden Municipality. "HIVE has already shown that they want to be a longterm player here, and through this deal, the company is creating conditions for continued development in the municipality. It strengthens both our business community and Boden's position as a place for technologically advanced establishments."

From the Jungles of South America to the Edge of the Arctic Circle: Infrastructure That Gives Back

For HIVE, community partnership is not layered on top of operations. It is built into how the Company enters every market, with the intention to build infrastructure that serves the region, not just the balance sheet.

In Paraguay, HIVE has invested directly in the communities surrounding its data center campuses. That work includes electrical system upgrades, improved power infrastructure, and air conditioning installations across 18 schools in Valenzuela. The Company has also built playgrounds at four local schools, improved city blocks with LED street lighting, upgraded the municipal soccer field with a new locker room, and sponsored the community's youth soccer program with new jerseys and equipment.

In Canada, HIVE participates in heat reuse initiatives that redirect thermal energy from its data centers back into local use, and supports the British Columbia Honey Producers Association, advancing environmental stewardship alongside its renewable-powered operations.

From South America to Northern Europe to Canada, the commitment is the same: enter a community as a long-term partner and help accelerate human progress.

"Sweden, Paraguay, Canada: the thread connecting all of our operations is the same," said Frank Holmes, Executive Chairman of HIVE. "The communities that host our infrastructure are partners in what we are building. Boden has been an exceptional partner for nearly eight years, and this acquisition is our commitment to continue earning that relationship. Clean power, local investment, and long-term presence: that is how technology can genuinely advance human progress."

Advancing Tier III Infrastructure Across a Global Renewable Footprint

Upon closing, HIVE will advance the Big Boden data center toward Tier III infrastructure standards, the benchmark for the security, redundancy, and uptime required to support enterprise-scale AI and HPC workloads, including support for NVIDIA's latest GPU architectures for AI training and inference. The Boden site joins HIVE's broader buildout spanning Canada, Sweden, and Paraguay, where the Company is developing sovereign, renewable-powered AI infrastructure at a moment when the world's demand for trusted compute has never been greater.

The acquisition remains subject to completion of customary closing conditions. Further details will be provided as the transaction progresses.

About HIVE Digital Technologies Ltd.

Founded in 2017, HIVE Digital Technologies Ltd. was among the first publicly listed companies to prioritize mining digital assets powered by green energy. Today, HIVE builds and operates next-generation Tier-I and Tier-III data centers across Canada, Sweden, and Paraguay, serving both Bitcoin and high-performance computing clients. HIVE's dual engine infrastructure-driven by hashrate services and GPU-accelerated AI computing-delivers scalable, environmentally responsible solutions for the digital economy.

For more information, visit hivedigitaltech.com, or connect with us on:

X: https://x.com/HIVEDigitalTech

YouTube: https://www.youtube.com/@HIVEDigitalTech

Instagram: https://www.instagram.com/hivedigitaltechnologies/

LinkedIn: https://linkedin.com/company/hiveblockchain

On Behalf of HIVE Digital Technologies Ltd.

"Frank Holmes"
Executive Chairman

For further information, please contact:

Nathan Fast, Director of Marketing and Branding

Frank Holmes, Executive Chairman

Aydin Kilic, President & CEO

Tel: (604) 664-1078

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release.

Forward-Looking Information

Except for the statements of historical fact, this news release contains "forward-looking information" within the meaning of applicable Canadian securities laws, which may include but is not limited to statements regarding: the reorientation of the Swedish facilities to HPC standards;  the expected deployment, timing, capacity, and expansion of the Company's GPU-accelerated infrastructure in general; and any other futureoriented statements. Forward-looking information is based on current expectations, estimates, forecasts, and projections, as well as management's beliefs and assumptions, including that infrastructure will be deployed on the expected timelines and within budget across all sites, demand for AI computing will continue to grow, and regulatory requirements will remain consistent with current expectations, and other related risks as more fully set out in the Company's disclosure documents under the Company's filings at www.sec.gov/EDGAR and www.sedarplus.ca.

Forward-looking information involves known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such forward-looking information. Such factors include, but are not limited to the following risks: deployment timelines may change; costs may exceed expectations; performance expectations may not be achieved; demand for AI infrastructure may be lower than anticipated; partnerships or regulatory approvals may not materialize as expected; and the risk factors described in the Company's continuous disclosure documents available on SEDAR+ at www.sedarplus.ca. Readers are cautioned not to place undue reliance on forward-looking information. The Company disclaims any obligation to update or revise any forward-looking information, whether as a result of new information, future events, or otherwise, except as required by law.